UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2020

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010-7208

(Address of principal executive offices) (Zip code)

(847) 787-7361

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2020, Eton Pharmaceuticals, Inc. (“Eton” or the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement 1”) with Opaleye L.P., a Delaware limited partnership (“Opaleye”) pursuant to which Opaleye sold 2,000,000 shares of Eton Common Stock, par value $0.001 per share (“Common Stock”) for a purchase price of $3.00 per share or an aggregate of $6,000,000.

Purchase Agreement 1 also includes customary representations, warranties and covenants by the parties, including, but not limited to, representations by Eton related to its business and its authority to enter into the agreement and by Opaleye related to its accredited investor status. The 2,000,000 shares of Common Stock issued to Opaleye constitute approximately 10.1% of the number of shares of the issued and outstanding Common Stock of Eton after giving effect to the issuance.

Also on March 26, 2020, the Company entered into a Purchase Agreement (“Purchase Agreement 2”) with certain investors to issue a total of 600,000 shares of Common Stock also at a purchase price of $3.00 per share or an aggregate of $1,800,000.

Purchase Agreement 2 also includes customary representations, warranties and covenants by the parties, including, but not limited to, representations by Eton related to its business and its authority to enter into the agreement. The Common Stock to be issued under Purchase Agreement 2 will be registered under the Company’s existing shelf registration statement on Form S-3 declared effective by the Securities and Exchange Commission December 16, 2019. The 600,000 shares of Common Stock to be issued pursuant to Purchase Agreement 2 will, when issued, constitute approximately 2.9% of the issued and outstanding Common Stock after giving effect to the issuance (and including the issuance of the 2,000,000 shares of Common Stock under Purchase Agreement 1). The Company expects that Purchase Agreement 2 will close and the 600,000 shares will be issued on or about March 31, 2020.

A copy of the opinion of Croke Fairchild Morgan & Beres LLC relating to the legality of the issuance of the securities being offered under Purchase Agreement 2 is attached as Exhibit 5.1 hereto.

Also on March 26, 2020, the Company entered into an amendment (the “Amendment”) of its Credit Agreement (the “Credit Agreement”) with SWK Funding LLC dated November 13, 2019. The Amendment modified certain provisions of the Credit Agreement to allow the Company to make an additional draw of up to $2,000,000 by deleting one of the conditions precedent to making additional draws.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the first two paragraphs of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the shares of Common Stock pursuant to Purchase Agreement 1 is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Section 4(a)(2) of the Act and Rule 506(b) of Regulation D, as promulgated by the SEC thereunder.

Item 8.01 Other Events.

On March 27, 2020, the Company issued a press release announcing acquisition of U.S. Marketing rights to Pediatric Orphan Drug Alkindi ® Sprinkle and entry into Purchase Agreement 1 and Purchase Agreement 2. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description

5.1	Opinion of Croke Fairchild Morgan & Beres LLC.

10.1	Securities Purchase Agreement dated March 26, 2020 by and between the Company and Opaleye L.P.

10.2	Purchase Agreement dated March 26, 2020 by and among the Company and Certain Investors

10.3	First Amendment to Credit Agreement dated as of March 26, 2020 by and between the Company and SWK Funding LLC, as Agent.

23.1	Consent of Croke Fairchild Morgan & Beres LLC (contained in Exhibit 5.1 above).

99.1	March 27, 2020, Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020	By:	/s/ W. Wilson Troutman
W. Wilson Troutman
Chief Financial Officer and Secretary
(Principal Financial Officer)

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